As filed with the Securities and Exchange Commission on October 6, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

BROAD STREET REALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3361229
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7250 Woodmont Ave, Suite 350 Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip code)

Broad Street Realty, Inc. Amended and Restated 2020 Equity Incentive Plan

(Full title of the plan)

Michael Z. Jacoby

Chief Executive Officer

7250 Woodmont Ave, Suite 350

Bethesda, Maryland

(Name and address of agent for service)

301-828-1200

(Telephone number, including area code, of agent for service)

Copies to:

David P. Slotkin

Andrew P. Campbell

Morrison & Foerster LLP

2100 L Street, NW, Suite 900

Washington, D.C. 20037

(202) 887-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer,’’ ‘‘smaller reporting company,’’ and ‘‘emerging growth company’’ in Rule 12b–2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, $0.01 par value per share	1,500,000	$2.30	$3,450,000	$319.82

(1)Represents additional shares of common stock (“Common Stock”) of Broad Street Realty, Inc. (the “Company”) reserved for issuance under the Broad Street Realty, Inc. Amended and Restated 2020 Equity Incentive Plan (the “Amended Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the Amended Plan and shares that may become issuable under the Amended Plan by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other similar adjustment of the Company’s outstanding Common Stock.

(2)Represents the last reported sale price per share of Common Stock of the Company as reported on the OTC Markets Group, Inc. on October 4, 2021.

(3)Computed in accordance with Rule 457(c) and (h) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement is filed by Broad Street Realty, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), under the Broad Street Realty, Inc. Amended and Restated 2020 Equity Incentive Plan (the “Amended Plan”). On September 15, 2021, the Board of Directors of the Company approved the Amended Plan, which amends and restates the Broad Street Realty, Inc. 2020 Equity Incentive Plan adopted on January 16, 2020 (the “Plan”) in its entirety. The Amended Plan increased the number of shares of Common Stock available for issuance under the Plan by 1,500,000. This Registration Statement registers the 1,500,000 additional shares of Common Stock available for issuance under the Amended Plan.

The 1,500,000 additional shares of Common Stock available for issuance under the Amended Plan registered pursuant to this Registration Statement are the same class as those registered on the Registration Statement on Form S-8 on May 17, 2021 (File No. 333-256206) (the “Prior Registration Statement”), which is currently effective. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by reference, except as modified, supplemented or superseded herein.

 Item 8.Exhibits.

Exhibit No.	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on April 15, 2010)
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on December 27, 2019)
5.1*	Opinion of Morrison & Foerster LLP
10.1	Broad Street Realty, Inc. Amended and Restated 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 21, 2021)
10.2	Form of Restricted Stock Agreement for Officers (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-8 filed on May 17, 2021)
10.3	Form of Restricted Stock Agreement for Directors (incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on April 15, 2021)
10.4	Form of Performance Award of Stock Units Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 21, 2021)
23.1*	Consent of BDO USA LLP
23.2*	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in signature page of this registration statement)

________________________

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on October 6, 2021.

BROAD STREET REALTY, INC.

By:	/s/ Michael Z. Jacoby
Michael Z. Jacoby
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on the dates stated by the following persons in their capacities with Broad Street Realty, Inc. Each person whose signature appears below hereby constitutes and appoints Michael Z. Jacoby and Alexander Topchy, and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including any post-effective amendments to this registration statement and any amendment pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Michael Z. Jacoby
Michael Z. Jacoby	Chief Executive Officer (principal executive officer)	October 6, 2021

/s/ Alexander Topchy
Alexander Topchy	Chief Financial Officer and Secretary (principal financial officer and principal accounting officer)	October 6, 2021
/s/ Vineet P. Bedi
Vineet P. Bedi	Director	October 6, 2021

/s/ Joseph C. Bencivenga
Joseph C. Bencivenga	Director	October 6, 2021

/s/ Jeffrey H. Foster
Jeffrey H. Foster	Director	October 6, 2021

/s/ Daniel J.W. Neal
Daniel J.W. Neal	Director	October 6, 2021

/s/ Samuel M. Spiritos
Samuel M. Spiritos	Director	October 6, 2021

/s/ Thomas M. Yockey
Thomas M. Yockey	Director	October 6, 2021